Exhibit 99.1
January 25, 2005

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Record Year-end and Fourth Quarter Results

Irvine, CA: Westcorp (NYSE:WES) reported that net income for 2004 rose 68% to a record $208 million compared with $124 million last year. Earnings per share rose 39% to a record $3.96 for the twelve months ended December 31, 2004 compared with $2.85 for 2003. Fourth quarter net income increased 42% to a record $55.5 million for the three months ended December 31, 2004 compared with $39.1 million for the same period a year ago. Earnings per diluted share increased 33% to a record $1.06 for the three months ended December 31, 2004 compared with $0.80 per diluted share for the same period a year earlier.

“Our record net income was primarily the result of a significant improvement in credit performance,” said Tom Wolfe, President of Westcorp. “Our emphasis on risk-focused underwriting, our effective auto lending servicing platform and an improving economy all contributed to the improvement in our credit performance even as we achieved 11% year over year origination growth.”

Annualized credit loss experience improved 63 basis points to 2.01% of average managed automobile contracts for the fourth quarter compared with 2.64% for the same period a year earlier. For the twelve months ended December 31, 2004, credit loss experience improved 61 basis points to 1.99% compared with 2.60% last year. The percentage of outstanding automobile contracts 30 days or more delinquent improved 66 basis points to 2.24% at December 31, 2004 compared with 2.90% a year ago.

Provision for credit losses declined to $61.1 million for the three months ended December 31, 2004, compared with $72.9 million for the same period a year earlier as a result of lower chargeoff experience and stronger portfolio characteristics. For the twelve months ended December 31, 2004, the provision for credit losses declined to $235 million compared with $294 million last year. At December 31, 2004, the allowance for credit losses totaled $315 million or 2.6% of loans receivable compared with $302 million or 2.7% at December 31, 2003.

Automobile contract purchases totaled $1.6 billion for the fourth quarter of 2004, a 17% increase from the same period a year earlier. For the twelve months ended December 31, 2004, automobile contract purchases totaled $6.6 billion, an 11% increase over 2003. The Company’s portfolio of managed automobile contracts grew to $11.6 billion at December 31, 2004, up from $10.6 billion a year earlier.

Net interest income grew 9% to $210 million for the fourth quarter compared with $193 million for the same period a year earlier as total average interest earning assets increased $1.1 billion to $15.4 billion and net interest margin widened 7 basis points to 5.07% on the total portfolio for the fourth quarter compared with the same period a year ago. For the twelve months ended December 31, 2004, net interest income grew 13% to $808 million compared with $714 million for the same period a year earlier as total average interest earning assets increased $1.4 billion to $15.0 billion and net interest margin widened 10 basis points to 5.05% on the total portfolio for the year compared with the same period a year ago.

The Company continued to improve its overall deposit mix in 2004 from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $378 million or 36% to $1.4 billion at December 31, 2004 compared with a year ago and now represents 65% of total deposits. The weighted average interest cost of deposits (excluding the effects of hedging) increased to 1.59% for the fourth quarter compared with 1.35% for the same period a year earlier. For the year, the weighted average interest cost of deposits (excluding the effects of hedging) declined to 1.82% compared with 2.31% for the same period a year earlier.

The Company issued $1.4 billion of automobile receivable asset-backed securities during the quarter with a weighted average cost of funds of 3.1%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $41 billion of such securities in 65 transactions to date.

Noninterest income was $29.9 million for the three months ended December 31, 2004 compared with $26.8 million for the same period a year earlier. For the twelve months ended December 31, 2004, noninterest income was $116 million compared with $110 million for the same period a year ago.

Noninterest expense totaled $75.6 million or 32% of total revenues for the fourth quarter compared with $74.1 million or 34% of total revenues for the same period a year earlier. For the twelve months ended December 31, 2004, noninterest expense totaled $296 million or 32% of total revenues compared with $282 million or 34% of total revenues a year ago.

As previously announced, Westcorp is in the process of converting Western Financial Bank to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of Westcorp’s application to become a bank holding company. The merger also remains subject to approval by the majority of WFS Financial’s minority shareholders.

Earnings Conference Call
Westcorp, along with its subsidiary, WFS Financial, will host a conference call for analysts and investors at 7:30 a.m. (PST) on Wednesday, January 26, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 25, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$294,946	$292,599	$1,158,935	$1,153,768
Mortgage-backed securities	25,764	21,713	98,430	83,663
Investment securities	796	845	4,150	3,057
Other	3,499	1,525	9,370	4,529

TOTAL INTEREST INCOME	325,005	316,682	1,270,885	1,245,017
Interest expense:
Deposits	15,764	14,365	58,055	64,634
Notes payable on automobile secured financing	87,947	97,440	360,625	416,577
Other	11,345	12,192	44,447	49,531

TOTAL INTEREST EXPENSE	115,056	123,997	463,127	530,742

NET INTEREST INCOME	209,949	192,685	807,758	714,275
Provision for credit losses	61,078	72,936	235,248	294,006

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	148,871	119,749	572,510	420,269
Noninterest income:
Automobile lending	26,043	22,702	103,689	90,511
Other	3,808	4,138	12,433	19,646

TOTAL NONINTEREST INCOME	29,851	26,840	116,122	110,157
Noninterest expense:
Salaries and associate benefits	45,029	42,486	176,024	163,436
Credit and collections	8,886	8,973	33,245	35,977
Data processing	5,310	4,061	17,623	17,751
Occupancy	3,940	3,893	15,650	15,678
Other	12,461	14,716	53,065	49,640

TOTAL NONINTEREST EXPENSE	75,626	74,129	295,607	282,482

INCOME BEFORE INCOME TAX	103,096	72,460	393,025	247,944
Income tax	40,571	28,731	155,797	98,275

INCOME BEFORE MINORITY INTEREST	62,525	43,729	237,228	149,669
Minority interest in earnings of subsidiaries	7,015	4,611	29,266	26,064

NET INCOME	$55,510	$39,118	$207,962	$123,605

Net income per common share:
Basic	$1.07	$0.82	$4.01	$2.88

Diluted	$1.06	$0.80	$3.96	$2.85

Weighted average number of common shares outstanding:
Basic	51,884,439	47,948,778	51,826,412	42,867,262

Diluted	52,573,953	48,662,953	52,568,834	43,397,211

Dividends declared	$0.14	$0.13	$0.56	$0.52

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$89,418	$50,073
Interest bearing deposits with other financial institutions	4,092	41,009
Other short-term investments	125,000	291,000

Cash and due from banks	218,510	382,082
Restricted cash	417,833	245,399
Investment securities available for sale	119,811	117,749
Mortgage-backed securities available for sale	2,649,758	2,701,797
Loans receivable	12,135,748	11,138,483
Allowance for credit losses	(315,402)	(301,602)

Loans receivable, net	11,820,346	10,836,881
Accrued interest receivable	79,825	80,957
Premises and equipment, net	76,526	81,814
Other	162,731	169,241

TOTAL ASSETS	$15,545,340	$14,615,920

LIABILITIES
Deposits	$2,183,499	$1,972,856
Notes payable on automobile secured financing	10,242,900	10,254,641
Securities sold under agreements to repurchase		222,489
Federal Home Loan Bank advances	1,139,521	328,644
Subordinated debentures	295,321	394,854
Other	178,939	188,517

TOTAL LIABILITIES	14,040,180	13,362,001

Minority interest	165,484	131,434

SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 51,895,258 shares at December 31, 2004 and 51,698,398 shares at December 31, 2003)	51,895	51,698
Paid-in capital	717,098	710,001
Retained earnings	606,987	427,527
Accumulated other comprehensive loss, net of tax	(36,304)	(66,741)

TOTAL SHAREHOLDERS’ EQUITY	1,339,676	1,122,485

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,545,340	$14,615,920

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	December 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,590,670	$25,764	3.98%	$2,572,209	$21,713	3.38%
Other short-term investments	680,478	3,479	2.03	547,567	1,515	1.10
Investment securities	117,233	796	2.72	114,349	845	2.95
Interest earning deposits with others	5,328	20	1.40	6,328	10	0.65

Total investments	3,393,709	30,059	3.54	3,240,453	24,083	2.97
Total loans: (1)
Consumer loans	11,708,889	290,372	9.87	10,732,332	288,024	10.65
Mortgage loans	177,090	2,251	5.08	231,932	3,034	5.23
Commercial loans	121,480	2,091	6.73	108,052	1,389	5.03
Construction loans	16,148	232	5.63	11,923	152	4.98

Total loans	12,023,607	294,946	9.76	11,084,239	292,599	10.47

Total interest earning assets	$15,417,316	325,005	8.39%	$14,324,692	316,682	8.78%

Interest bearing liabilities:
Deposits (2)	$2,132,280	15,764	2.94%	$1,985,347	14,365	2.87%
Securities sold under agreements to repurchase				228,168	1,112	1.93
FHLB advances and other borrowings	725,970	3,859	2.08	426,805	1,264	1.16
Notes payable on automobile secured financing	10,682,165	87,947	3.29	10,086,393	97,440	3.86
Subordinated debentures	295,145	7,486	10.15	394,618	9,816	9.95

Total interest bearing liabilities	$13,835,560	115,056	3.32%	$13,121,331	123,997	3.78%

Net interest income and interest rate spread		$209,949	5.07%		$192,685	5.00%

Net yield on average interest earning assets			5.41%			5.39%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

(2)	Includes the effects of hedging.

	For the Twelve Months Ended
	December 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
		(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,592,864	$98,430	3.80%	$2,528,870	$83,663	3.31%
Other short-term investments	648,926	9,319	1.44	377,762	4,464	1.18
Investment securities	121,805	4,150	3.41	80,626	3,057	3.79
Interest earning deposits with others	5,637	51	0.90	7,869	65	0.83

Total investments	3,369,232	111,950	3.32	2,995,127	91,249	3.05
Total loans: (1)
Consumer loans	11,303,131	1,141,994	10.10	10,225,488	1,134,294	11.09
Mortgage loans	197,888	9,959	5.03	249,905	13,577	5.43
Commercial loans	109,997	6,462	5.78	110,296	5,409	4.90
Construction loans	9,900	520	5.17	10,177	488	4.80

Total loans	11,620,916	1,158,935	9.97	10,595,866	1,153,768	10.89

Total interest earning assets	$14,990,148	1,270,885	8.48%	$13,590,993	1,245,017	9.16%

Interest bearing liabilities:
Deposits (2)	$2,052,754	58,055	2.83%	$1,982,205	64,634	3.26%
Securities sold under agreements to repurchase	8,170	94	1.13	220,989	4,544	2.06
FHLB advances and other borrowings	635,337	9,499	1.47	430,372	5,527	1.26
Notes payable on automobile secured financing	10,453,952	360,625	3.45	9,592,483	416,577	4.34
Subordinated debentures	348,001	34,854	10.02	396,211	39,460	9.96

Total interest bearing liabilities	$13,498,214	463,127	3.43%	$12,622,260	530,742	4.21%

Net interest income and interest rate spread		$807,758	5.05%		$714,275	4.95%

Net yield on average interest earning assets			5.34%			5.26%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

(2)	Includes the effects of hedging.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$209,949	$206,238	$197,148	$194,423	$192,685
Provision for credit losses	61,078	60,337	51,539	62,294	72,936
Noninterest income	29,851	30,027	27,554	28,690	26,840
Noninterest expense	75,626	74,946	73,635	71,400	74,129
Income before taxes	103,096	100,982	99,528	89,419	72,460
Income taxes	40,571	40,188	39,725	35,313	28,731
Net income	55,510	54,672	54,415	43,365	39,118

Equity:
Earning per share — basic	$1.07	$1.05	$1.05	$0.84	$0.82
Earning per share — diluted	$1.06	$1.04	$1.04	$0.83	$0.80
Dividend per share	$0.14	$0.14	$0.14	$0.14	$0.13
Book value per share (period end) (1)	$26.51	$25.55	$24.63	$23.71	$23.00
Stock price per share (period end)	$45.93	$42.52	$45.45	$44.07	$36.55
Total equity to assets (2)	9.92%	9.66%	9.52%	9.30%	9.04%
Return on average equity (1)	16.45%	16.82%	17.36%	14.37%	14.77%
Average shares outstanding — diluted	52,573,953	52,510,834	52,483,220	52,493,432	48,662,953

Loan Portfolio:
Automobile contracts purchased	$1,583,787	$1,799,106	$1,666,842	$1,585,173	$1,356,505
Automobile contracts managed (period end)	$11,560,890	$11,440,353	$11,113,148	$10,850,314	$10,596,665
Number of accounts managed (period end)	876,695	869,038	853,193	840,566	826,122
Average automobile contracts managed	$11,512,626	$11,268,695	$10,946,273	$10,726,048	$10,549,972

Credit Quality:
Delinquency rate (30+ days)	2.24%	2.24%	2.21%	1.91%	2.90%
Repossessions to total contracts	0.07%	0.06%	0.06%	0.06%	0.10%
Net chargeoffs (annualized)	2.01%	1.95%	1.73%	2.27%	2.64%
Allowance to loans receivable	2.60%	2.62%	2.66%	2.67%	2.71%

Operations:
Total assets	$15,545,340	$15,351,999	$14,999,112	$14,745,384	$14,615,920
Noninterest expense to total revenues	31.54%	31.72%	32.77%	32.00%	33.77%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At December 31, 2004

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2004-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%
3	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%
4	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%
5	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%
6	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%
7	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%
8	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%
9	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%
10	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%
11	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%
12	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%
13	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%
14	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%
15	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%
16	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%
17	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%
18	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%
19	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%
20	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%
21	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%
22	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%
23	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%
24	3.92%	3.62%	3.57%	3.58%	2.95%	2.83%	2.84%
25	4.10%	3.75%	3.73%	3.69%	3.03%	2.96%	2.95%
26	4.23%	3.87%	3.88%	3.80%	3.13%	3.08%	3.06%
27	4.36%	4.00%	4.04%	3.92%	3.22%	3.21%
28	4.47%	4.15%	4.20%	4.02%	3.33%	3.31%
29	4.56%	4.28%	4.35%	4.12%	3.41%	3.41%
30	4.67%	4.40%	4.46%	4.22%	3.50%
31	4.81%	4.52%	4.57%	4.30%	3.58%
32	4.92%	4.64%	4.69%	4.39%	3.66%
33	5.04%	4.73%	4.77%	4.49%
34	5.13%	4.83%	4.85%	4.56%
35	5.24%	4.93%	4.92%
36	5.31%	4.99%	5.01%
37	5.39%	5.05%	5.09%
38	5.45%	5.11%	5.16%
39	5.50%	5.17%	5.22%
40	5.56%	5.24%	5.27%
41	5.61%	5.29%	5.32%
42	5.66%	5.33%
43	5.70%	5.39%
44	5.75%	5.43%
45	5.81%
46	5.84%
47	5.87%
Prime Mix (2)	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	81%	78%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.